Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement on Schedule 13D with respect to the common shares of NOVAGOLD Resources Inc., dated the date hereof, is, and any amendments thereto signed by the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute one instrument.

IN WITNESS WHEREOF , the undersigned hereby execute this Agreement as of this 3rd day of July, 2023.

ELECTRUM STRATEGIC RESOURCES L.P.

By: Electrum Strategic Management LLC, its General Partner

By:	/s/ Michael H. Williams
Name:	Michael H. Williams
Title:	Managing Director

Electrum Global Holdings L.P.

By: TEG Global GP Ltd., its General Partner

By:	/s/ Andrew M. Shapiro
Name:	Andrew M. Shapiro
Title:	Director

LEOPARD HOLDINGS LLC

By:	/s/ Andrew M. Shapiro
Name:	Andrew M. Shapiro
Title:	President

TEG GLOBAL GP LTD.

By:	/s/ Andrew M. Shapiro
Name:	Andrew M. Shapiro
Title:	Director

GRAT HOLDINGS LLC

By:	/s/ Thomas S. Kaplan
Name:	Thomas S. Kaplan
Title:	Co-Chief Executive Officer

THE ELECTRUM GROUP LLC

By:	/s/ Michael H. Williams
Name:	Michael H. Williams
Title:	Senior Managing Director

THOMAS S. KAPLAN

/s/ Thomas S. Kaplan